                      [LETTERHEAD OF AMBAC APPEARS HERE]


                                                                     Exhibit 4.2

 Insured Obligations: $699,595,000                       Policy Number: AB0306BE
IKON Receivables, LLC Lease-
Backed Notes, Series 1999-2,
Class A-1, Class A-2, Class A-3a,
Class A-3b and Class A-4
                                             Premium: Calculated as set forth in
                                             the Certificate Guaranty Insurance
                                             Policy Endorsement attached hereto

Ambac Assurance Corporation (Ambac) A Wisconsin Stock Insurance Company in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

Ambac will make such payments to the Trustee from its own funds on the later of
(a) one (1) Business Day following notification to Ambac of Nonpayment or (b) the Business Day on which the Insured Amounts are Due for Payment. Such payments of principal or interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to Ambac, transferring to Ambac all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligation. Ambac shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, Ambac shall have no further obligation hereunder in respect of such Insured Amounts.

In the event the Trustee for the Insured Obligations has notice that any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available.

This Policy is noncancelable by Ambac for any reason, including failure to receive payment of any premium due hereunder. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Ambac, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due Holders of Insured Amounts.

To the fullest extent permitted by applicable law, Ambac hereby waives and agrees not to assert any and all rights and defenses, to the extent such rights and defenses may be available to Ambac, to avoid payment of its obligations under this Policy in accordance with the express provisions hereof.

Any capitalized terms not defined herein shall have the meaning given such terms in the endorsement attached hereto or in the Agreement.

In witness whereof, Ambac has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as their original signatures and binding upon Ambac by virtue of the countersignature of its duly authorized representative.

P. Lassiter                         (SEAL)       Stephen D. Cooke
/s/ Philip Lassiter                              /s/ Stephen D. Cooke
President                                        Secretary


                                                 Barry Schofield
                                                 /s/ Barry Schofield
                                                 Authorized Representative

Effective Date: October 7, 1999

                                                                  Execution Copy


                   CERTIFICATE GUARANTY INSURANCE ENDORSEMENT

Attached to and forming                Effective Date of Endorsement:
part of Policy #AB0306BE               October 7, 1999
issued to:

Harris Trust and Savings Bank,
as Indenture Trustee for the Holders of
IKON Receivables, LLC Lease-Backed Notes

     For purposes of this Policy, the following terms shall have the following meanings:

     "Certificate Insurance Policy" or "Policy" shall mean this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.

     "Due for Payment" shall mean, with respect to any Insured Amount, such amount is due and payable pursuant to the terms of the Indenture.

     "First Payment Date" shall mean November 15, 1999.

     "Holder" shall mean any person who is the registered owner or beneficial owner of any Note.

     "Indenture" shall mean the Indenture dated as of October 1, 1999 among IKON Receivables, LLC, as Issuer, IOS Capital, Inc., as Servicer and Harris Trust and Savings Bank, as Indenture Trustee, as such Indenture may be amended, modified or supplemented from time to time as set forth in the Indenture.

     "Indenture Trustee" shall mean Harris Trust and Savings Bank or its successor-in-interest, in its capacity as trustee under the Indenture, or if any successor trustee or any co-trustee shall be appointed as provided therein, the "Indenture Trustee" shall also mean such successor trustee or such co-trustee, as the case may be, subject to the provisions thereof.

     "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment or debt, reorganization, marshaling of assets and liabilities or similar proceedings by or against the Indenture Trustee as debtor, or the commencement, after the date hereof, of any proceedings by or against the Indenture Trustee as debtor for the winding up or the liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings relating to the Indenture Trustee as debtor.

     "Insurance Agreement" shall mean the Insurance and Indemnity Agreement, dated as of October 7, 1999, among IKON Receivables, LLC, as Issuer, IKON Receivables-I, LLC, as Seller, IOS Capital, Inc., as Originator and Servicer, Harris Trust and Savings Bank, as Indenture Trustee and Ambac Assurance Corporation, as Insurer, as such agreement may be amended, modified or supplemented from time to time.

     "Insured Amounts" shall mean, with respect to any Payment Date, the Deficiency Amount for such Payment Date.

     "Insured Payments" shall mean, (i) with respect to any Payment Date, the aggregate amount actually paid by the Insurer to the Indenture Trustee in respect of Insured Amounts for such Payment Date and (ii) Preference Amounts for any given Business Day.

     "Insurer" shall mean Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation, or any successor thereto, as issuer of the Certificate Insurance Policy.

     "Late Payment Rate" shall mean for any Payment Date, the greater of (i) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.)

plus 2% and (ii) the then applicable highest rate of interest on the Notes.  The
----
Late Payment Rate shall be computed on the basis of a year of 360 days and the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

     "Nonpayment" shall mean, with respect to any Payment Date, an Insured Amount is Due for Payment but has not been paid pursuant to the Indenture.

     "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A or B, as applicable, to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the amount of any Insured Payment which shall be due and owing.

     "Payment Date" shall mean the 15th day of each month (or if such day is not a Business Day, the first Business Day immediately following) beginning with the First Payment Date and ending on November 15, 2005.

     "Preference Amount" means any payment of principal or interest on a Note which has become Due for Payment and which was made to a Holder by or on behalf of the Indenture Trustee which has been deemed a preferential transfer and recoverable, or theretofore recovered, from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

     "Premium Percentage" shall have the meaning set forth in the Insurance Agreement.

     "Reimbursement Amount" shall mean, as of any date, the sum of (x) (i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such date pursuant to Section 3.03(b) or 7.06 of the Indenture, plus (ii) interest accrued thereon, calculated at the Late Payment
           ----
Rate from the date the Indenture Trustee received the related Insured Payments, or the date such Insured Payments were made, in the case of Insured Payments consisting of Preference Amounts not made to the Indenture Trustee and (y) without duplication (i) any amounts then due and owing to the Insurer under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate
                    ----
from the date such amounts were due.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

     Notwithstanding any other provision of this Policy, the Insurer will pay any Insured Amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Insured Amount is due or the third Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Indenture Trustee in writing and the Indenture Trustee may submit an amended Notice.

     The Insurer shall pay any Preference Amount when due to be paid pursuant to the Order referred to below, but in any event no earlier than the third Business Day following receipt by the Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such Insolvency Proceeding to the effect that the Holder is required to return such Preference Amount paid during the term of this Policy because the payments of such amounts were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Holder (the "Order"), (ii) a certificate by or on behalf of the Holder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Holder, irrevocably assigning to the Insurer all rights and claims of the Holder relating to or arising under the Indenture against the estate of the Indenture Trustee or otherwise with respect to such Preference Amount and (iv) a Notice appropriately completed and executed by the Indenture Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Indenture Trustee or the Holder directly, unless the Indenture Trustee or the Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Indenture Trustee, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

     The Insurer hereby agrees that if it shall be subrogated to the rights of Holders by virtue of any previous payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders' allocable distributions with respect to such payment can be made. In so doing, the Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Indenture.

     The terms and provisions of the Indenture constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

     A premium will be payable on this Policy on each Payment Date as provided in Section 3.03 of the Indenture, beginning with the First Payment Date, in an amount equal to the Premium.

     THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of the Insurer.

     Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

     This Policy is issued under the pursuant to, and shall be construed under, the laws of the State of New York.

     IN WITNESS WHEREOF, the Ambac Assurance Corporation has caused this Endorsement to the Policy to be signed by its duly authorized officers.



Attest:

/s/ Nora Dahlman                       /s/ Barry Schofield
----------------------------           ---------------------------
Assistant Secretary                    Vice President

                                                                             A-1
                                   EXHIBIT A
                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                              Policy No. AB0306BE

                        NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS


                                    Date:  [    ]


AMBAC ASSURANCE CORPORATION
One State Street Plaza
New York, New York 10004
Attention:  General Counsel

     Reference is made to Certificate Guaranty Insurance Policy No. AB0306BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Indenture, as the case may be, unless the context otherwise requires.

     The Indenture Trustee hereby certifies as follows:

     1. The Indenture Trustee is the Indenture Trustee under the Indenture for the Holders.

     2.   The relevant Payment Date is [date].

     3. Payment on the Notes in respect of the Payment Date is due to be received on _________ under the Indenture, in an amount equal to $________.

     4. There is a Deficiency Amount of $_______ in respect of the Notes, which amount is an Insured Amount which is Due for Payment pursuant to the terms of the Indenture.

     5. The Indenture Trustee has not heretofore made a demand for the Insured Amount in respect of the Payment Date.

     6. The Indenture Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:_____________ Indenture Trustee's account number.

     7. The Indenture Trustee hereby agrees that, following receipt of the Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Notes when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Collection Account; and (d) maintain an accurate record of such payments with respect to each Note and the corresponding claim on the Policy and proceeds thereof.


                              By:
                                 ------------------------------
                                        Indenture Trustee

                              Title:
                                    ---------------------------
                                             (Officer)

                                   EXHIBIT B
                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                              Policy No. AB0306BE

                        NOTICE OF NONPAYMENT AND DEMAND
                        FOR PAYMENT OF PREFERENCE AMOUNT


                                    Date:  [    ]


AMBAC ASSURANCE CORPORATION
One State Street Plaza
New York, New York 10004
Attention:  General Counsel

     Reference is made to Certificate Guaranty Insurance Policy No. AB0306BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Indenture, as the case may be, unless the context otherwise requires.

     The Indenture Trustee hereby certifies as follows:

     1. The Indenture Trustee is the Indenture Trustee under the Indenture for the Holders.

     2. A payment previously made on the Notes has become a Preference Amount, as indicated by the attached Order.

     3. The Holder of the applicable Notes has certified that the Order has been entered and is not subject to stay.

     4. The amount of the Preference Amount is $______, and consists of interest on the Notes in the amount of $______ paid on _______, _______, [and principal paid on the Notes in the amount of $______ paid on ______, _______.]

     5. Neither the Indenture Trustee nor the Holder has heretofore made a demand for such Preference Amount.

     6. The Indenture Trustee hereby requests the payment of the Insured Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:_______./1/


     7. The Indenture Trustee hereby agrees that if such Insured Payment is made to it, following receipt of such Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the Holder for payment of the Preference Amount; (b) not apply such funds for any other purpose; and (c) maintain an accurate record of such payments with respect to each Note and the corresponding claim on the Policy and proceeds thereof.



                              By:
                                 ------------------------------
                                         Indenture Trustee

                              Title:
                                    ---------------------------
                                             (Officer)

-----------------
/1/ The account of the relevant receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, unless the Holder or Indenture Trustee has already paid such Preference Amount to such party, in which case, the account of the Indenture Trustee.